As filed with the Securities and Exchange Commission on October 17, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Acadia Healthcare Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-2492228
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

(615) 861-6000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Christopher L. Howard

Executive Vice President, General Counsel and Secretary

Acadia Healthcare Company, Inc.

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

(615) 861-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to:

James H. Nixon III, Esq.

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

(615) 244-6380

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit or Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, $0.01 par value per share	— (2)	— (2)	$200,000,000 (2)	$27,280 (3)
Secondary Offering:
Common Stock, $0.01 par value per share	18,500,000 shares (4)	$22.785 (5)	$421,522,500 (5)	$57,496
Total				$84,776

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, dividends or similar transactions, or pursuant to the anti-dilution provisions of any such securities.
(2)	An indeterminate number of shares of common stock are registered for issuance by the registrant as may from time to time be issued hereunder at indeterminate prices, provided that the aggregate offering price of common stock offered by the registrant hereunder will not exceed $200,000,000.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	All of such shares of common stock are currently outstanding and being registered for resale.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s common stock on the Nasdaq Global Market on October 11, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 17, 2012

PROSPECTUS

$200,000,000 of Common Stock

Offered by Acadia Healthcare Company, Inc.

18,500,000 Shares of Common Stock

Offered by the Selling Stockholders

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may from time to time offer shares of our common stock at prices and on terms determined at the time we offer shares of our common stock, up to an aggregate public offering price of $200,000,000. In addition, Selling Stockholders to be named in a prospectus supplement may offer and sell from time to time up to an aggregate of 18,500,000 shares of common stock. We will provide the specific terms of these offers and sales by us and the Selling Stockholders in supplements to this prospectus.

Our common stock may be sold directly, through agents designated from time to time by us, or to or through underwriters or dealers, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of our common stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “Plan of Distribution.” Our net proceeds from the sale of our common stock also will be set forth in the relevant prospectus supplement. We will not receive any proceeds from sales of common stock by the Selling Stockholders. No common stock offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering.

Our common stock is listed on The NASDAQ Global Market under the symbol “ACHC.” On October 16, 2012, the last reported sale price of our common stock on The NASDAQ Global Market was $22.54 per share.

Investing in our common stock involves risks. You should carefully review the discussion under the heading “Risk Factors” on page 3 of this prospectus regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012

Acadia Healthcare Company, Inc. is a Delaware corporation. Our predecessor, Acadia Healthcare Company, LLC, was organized in 2005 and converted to a corporation in May 2011. References in this prospectus to “Acadia,” the “Company,” “we,” “us” and “our” refer to Acadia Healthcare Company, Inc. and its predecessor, Acadia Healthcare Company, LLC.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. Under this shelf registration process, we are registering our common stock described in this prospectus up to an aggregate amount of $200,000,000 and we may sell our common stock described in this prospectus in one or more offerings. In addition, under this shelf registration process, the Selling Stockholders to be named in a prospectus supplement may offer and sell, from time to time, up to 18,500,000 shares of our common stock.

This prospectus provides a general description of the shares of common stock we may offer and the shares of our common stock that the Selling Stockholders may offer. Each time we sell our common stock, or register shares of our common stock for sale by the Selling Stockholders, we will file a prospectus supplement that will contain specific information about the terms of that offering. See “Plan of Distribution.” The prospectus supplement may also add, update or change information contained in this prospectus. Before investing in our common stock, you should carefully review both this prospectus and any applicable prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Any statement that we make in this prospectus that is inconsistent with a statement made by us in a prospectus supplement will be deemed to be modified or superseded by the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Neither we nor any Selling Stockholder has authorized anyone to give any information or make any representation about us or itself that is different from, or in addition to, that contained in this prospectus or in any of the documents that we have incorporated by reference into this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the common stock offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

THE COMPANY

We are the leading publicly traded pure-play provider of inpatient behavioral health care services in the United States based upon number of licensed beds. As of September 30, 2012, we operated 33 behavioral health facilities with over 2,300 licensed beds in 19 states. We believe that our primary focus on the provision of behavioral health services allows us to operate more efficiently and provide higher quality care than our competitors.

Our inpatient facilities offer a wide range of inpatient behavioral health care services for children, adolescents and adults. We offer these services through a combination of acute inpatient behavioral facilities and residential treatment centers, or RTCs. Our acute inpatient behavioral facilities provide the most intensive level of care, including 24-hour skilled nursing observation and care, daily interventions and oversight by a psychiatrist and intensive, highly coordinated treatment by a physician-led team of mental health professionals. Our RTCs offer longer-term treatment programs primarily for children and adolescents with long-standing chronic behavioral health problems. Our RTCs provide physician-led, multi-disciplinary treatments that address the overall medical, psychiatric, social and academic needs of the patient.

Our outpatient community-based services provide therapeutic treatment to children and adolescents who have a clinically defined emotional, psychiatric or chemical dependency disorder while enabling patients to remain at home and within their community. Many patients who participate in community-based programs have transitioned out of a residential facility or have a disorder that does not require placement in a facility that provides 24-hour care.

Our principal executive offices are located at 830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067, and our telephone number is (615) 861-6000.

RISK FACTORS

Investing in our common stock involves risks. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2011 and any changes to those risk factors described in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and the other risk factors and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks could seriously harm our business, financial condition or results of operations. Please also refer to the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Forward-looking statements include any statements that address future results or occurrences. In some cases you can identify forward-looking statements by terminology such as “may,” “might, “will,” “should,” “could” or the negative thereof. Generally, the words “anticipate,” “believe,” “continues,” “expect,” “intend,” “estimate,” “project,” “plan” and similar expressions identify forward looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this prospectus are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, which could cause our actual results, performance or achievements to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

•	the impact of payments received from the government and third-party payors on our revenues and results of operations;

•	our significant indebtedness, our ability to meet our debt obligations, and ability to incur substantially more debt;

•	our future cash flow and earnings;

•	our restrictive covenants, which may restrict our business and financing activities;

•	our ability to make payments on our financing arrangements;

•	the impact of the economic and employment conditions in the United States on our business and future results of operations;

•	compliance with laws and government regulations;

•	the impact of claims brought against our facilities;

•	the impact of governmental investigations, regulatory actions and whistleblower lawsuits;

•	the impact of recent health care reform;

•	the impact of our highly competitive industry on patient volumes;

•	the impact of the trend by insurance companies and managed care organizations entering into sole source contracts;

•	the impact of recruitment and retention of quality psychiatrists and other physicians on our performance;

•	the impact of competition for staffing on our labor costs and profitability;

•	our dependence on key management personnel, key executives and our local facility management personnel;

•	our acquisition strategy, which exposes us to a variety of operational and financial risk;

•	the impact of state efforts to regulate the construction or expansion of health care facilities on our ability to operate and expand our operations;

•	our potential inability to extend leases at expiration;

•	the impact of controls designed to reduce inpatient services on our revenues;

•	the impact of different interpretations of accounting principles on our results of operations or financial condition;

•	the impact of environmental, health and safety laws and regulations, especially in states where we have concentrated operations;

•	the impact of an increase in uninsured and underinsured patients or the deterioration in the collectability of the accounts of such patients on our results of operations;

•	failure to achieve and maintain effective internal control over financial reporting;

•	the impact of fluctuations in our operating results, quarter to quarter earnings and other factors on the price of our common stock;

•	the cessation of our status as a “controlled company”;

•	the impact of our sponsor’s rights over certain company matters; and

•	the other risks described under the heading “Risk Factors” in this prospectus and in similarly titled sections in other reports that we file with the SEC.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. These forward-looking statements are made only as of the date of this prospectus. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our common stock offered by this prospectus for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities.

We will not receive any proceeds from sales of common stock by the Selling Stockholders.

DESCRIPTION OF COMMON STOCK

Our amended and restated certificate of incorporation provides that our authorized capital stock consists of 90,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of October 15, 2012, there were 41,799,618 shares of our common stock and no shares of our preferred stock issued and outstanding.

This section summarizes the general terms of our common stock. The prospectus supplement relating to the common stock offered will state the number of shares offered, the initial offering price and the market price, and any other relevant information. The summaries in this section and the prospectus supplement do not describe every aspect of our common stock. When evaluating our common stock, you should also refer to all of the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law, or DGCL. Our amended and restated certificate of incorporation and our amended and restated bylaws are incorporated by reference in the registration statement of which this prospectus forms a part.

Terms of Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law.

Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election of directors, or as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting at which a quorum is present and entitled to vote on the subject matter. The holders of a majority of the outstanding voting power of all shares of capital stock entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of our stockholders. In the case of the election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

Dividend Rights

The holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Our ability to pay dividends on our common stock will be limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of our common stock are entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of its preferred stock, if any, before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that our board of directors may designate and issue in the future.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “ACHC”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Registration Rights

Effective April 1, 2011, Acadia Healthcare Holdings, LLC, or Acadia Holdings, entered into an amended and restated registration rights agreement with the holders of substantially all of its equity securities pursuant to which such holders have the right to demand the registration of all or a portion of their securities and have certain “piggyback” registration rights, subject to certain limitations. In connection with the consummation of the Company’s acquisition of PHC, Inc. on November 1, 2011, Waud Capital Partners and the other members of Acadia Holdings caused the dissolution of Acadia Holdings and the distribution of the common stock held by Acadia Holdings to its members. In connection with such dissolution and distribution, the Company assumed Acadia Holdings’ rights and obligations under the amended and restated registration rights agreement.

Stockholders Agreement

We are party to a stockholders agreement with Waud Capital Partners which provides it with certain rights over Company matters. In accordance with the terms of the stockholders agreement among Waud Capital

Partners, Acadia and certain members of our management, for so long as Waud Capital Partners owns at least 17.5% of our outstanding common stock, it is able to elect a majority of our board of directors and has consent rights to many corporate actions, such as issuing equity or debt securities, paying dividends, acquiring any interest in another company and materially changing our business activities.

Antitakeover Effects of Delaware Law and Acadia’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire the Company. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation our board of directors is divided into three classes, with each class serving three-year staggered terms. In addition, under the DGCL, directors serving on a classified board of directors may only be removed from the board of directors with cause and by an affirmative vote of the majority of our common stock. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Stockholder Meetings

In accordance with our amended and restated certificate of incorporation special meetings of the stockholders may be called only upon a resolution approved by a majority of our board of directors then in office.

Requirements for Nominations and Proposals at Stockholder Meetings

Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as brought by or at the direction of our board of directors. In accordance with our amended and restated bylaws nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors will be elected at such special meeting, by any stockholder of the Company who (i) is a stockholder of record both at the time the notice is delivered and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in our amended and restated bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the related certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that from and after such time as the WCP Investors (as defined in the Stockholders Agreement) no longer beneficially own at least a majority of our outstanding common stock, in accordance with our amended and restated certificate of incorporation any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders.

Business Combinations with Interested Stockholders

In accordance with our amended and restated certificate of incorporation we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that both Waud Capital Partners, any investment fund managed by Waud Capital Partners and any of their respective Affiliates and Associates (each as defined in our amended and restated certificate of incorporation) with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing shares of our stock and any persons to whom Waud Capital Partners sells at least five percent (5%) of our outstanding voting stock will be deemed to have been approved by our board of directors, and thereby not subject to the restrictions set forth in our amended and restated certificate of incorporation that have the same effect as Section 203 of the DGCL.

Requirements for Amendments to Acadia’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The DGCL provides that in order to amend the certificate of incorporation, the board of directors must adopt a resolution that then must be approved by the affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon, unless a greater vote is specified in the certificate of incorporation, and subject to any additional vote required by any series of preferred stock. In accordance with our amended and restated certificate of incorporation, the articles relating to the following topics may only be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of all of our outstanding shares of capital stock entitled to vote generally in the election of directors, other than shares of any “Interested Stockholder” (as defined in our amended and restated certificate of incorporation): Board of Directors (Article Six); Limitation of Director Liability (Article Seven); Limitations on Written Consent/Special Meetings (Article Eight); Business Combinations (Article Ten); Poison Pill (Article Eleven); Amendments (Article Twelve); Forum Selection (Article Thirteen); and Severability (Article Fourteen). Our amended and restated certificate of incorporation also provides that Article Nine, which deals with corporate opportunity, may only be amended, altered or repealed by a vote of 80% of the voting power of all of the Company’s shares of common stock then outstanding, voting together as a single class. See “—Corporate Opportunity.”

Our amended and restated certificate of incorporation provides that our amended and restated bylaws may be adopted, amended, altered or repealed by the affirmative vote of a majority of our board of directors. In addition, our bylaws may be adopted, amended, altered or repealed by the affirmative vote of the stockholders having at least a majority of the voting power of all of the then outstanding shares of our capital stock, voting together as a single class.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” does not apply against Waud Capital Partners, its affiliates, any investment fund managed by Waud Capital Partners or any of their respective portfolio companies or their respective partners, members, directors, employees, stockholders, agents or successors, in a manner that would prohibit them from investing in competing businesses or doing business with Acadia’s clients or customers. If the ownership of our common stock continues to be highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

Limitation on Liability and Indemnification of Officers and Directors

In accordance with our amended and restated bylaws, we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SELLING STOCKHOLDERS

In addition to the common stock we may offer with this prospectus, this prospectus also relates to the possible sale by certain affiliates of Acadia, whom we refer to as “Selling Stockholders” in this prospectus, of up to an aggregate of 18,500,000 shares of our common stock. The Selling Stockholders may resell all, a portion or none of their shares at any time and from time to time. The shares were acquired from Acadia by the Selling Stockholders in a series of private transactions prior to the date of this prospectus. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the Selling Stockholders, other than underwriting fees, discounts or commissions, which will be borne by the Selling Stockholders. We will provide you with a prospectus supplement naming the Selling Stockholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the Selling Stockholders.

PLAN OF DISTRIBUTION

We may sell our common stock, and the Selling Stockholders may sell common stock, in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself or themselves directly;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements related to an offering of common stock will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the common stock and the proceeds to Acadia and to the Selling Stockholders from the sale; and

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation.

If a dealer is used in the sale of common stock, we or the Selling Stockholders, if any, may sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

The underwriters, dealers and agents participating in any distribution of the common stock may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders may be subject to the prospectus delivery requirements of the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us and the Selling Stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us and the Selling Stockholders for certain expenses.

The Selling Stockholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conforms to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the common stock is covered by the registration statement of which this prospectus forms a part. Additionally, the Selling Stockholders may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our common stock or the Selling Stockholders’ common stock or in connection with the offering of other securities not covered by this prospectus.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the common stock originally sold by the dealers is purchased in covering transactions to cover syndicate short positions. These transactions, if commenced, may be discontinued by the underwriters at any time.

One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreement, as amended, and may provide other commercial banking, investment banking and financial advisory services to us and/or our subsidiaries and affiliates from time to time in the ordinary course of business for which they have received customary fees and expenses.

During such time as we may be engaged in a distribution of the common stock covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

LEGAL MATTERS

Certain legal matters with respect to the validity of the common stock being offered by this prospectus will be passed upon for us by Waller Lansden Dortch & Davis, LLP. Any underwriters, dealers or agents will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The consolidated financial statements of Acadia Healthcare Company, Inc. appearing in Acadia Healthcare Company Inc.’s Current Report (Form 8-K) as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits filed with the registration statement, and the documents that we reference under the caption “Incorporation of Certain Documents by Reference.”

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information concerning the operation of the Public Reference Room. Our SEC filings, including the complete registration statement of which this prospectus is a part, are also available to the public at the SEC’s website at http://www.sec.gov.

We make available free of charge through our website, which you can find at http://www.acadiahealthcare.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or contained in another document filed with the SEC in the future which itself is incorporated into this prospectus.

We are incorporating by reference the following documents, which we have previously filed with the SEC:

(1)          our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2)          our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

(3)          our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 5, 2012, January 25, 2012, March 7, 2012, March 23, 2012, March 29, 2012, April 27, 2012, May 21, 2012, May 25, 2012, July 18, 2012, August 3, 2012, September 4, 2012 and October 17, 2012 (other than portions of those documents designated as “furnished”);

(4)          the portions of our Definitive Proxy Statement on Schedule 14A filed on April 27, 2012 to the extent specifically incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(5)          a description of our capital stock as set forth in our Registration Statement on Form S-4 (File No. 333-175523), filed on July 13, 2011; and

(6)          any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus. Requests for documents should be submitted in writing to Acadia Healthcare Company, Inc., 830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067, Attention: Chief Financial Officer. Our telephone number at that address is (615) 861-6000. Our website is at http://www.acadiahealthcare.com. Information available on our website does not constitute part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by us or the Selling Stockholders, as applicable, in connection with the offer and sale of the common stock being registered.

SEC registration fee	$84,776
Printing expenses	(*)
Legal fees and expenses	(*)
Accounting fees and expenses	(*)
Transfer Agent fees and expenses	(*)
Miscellaneous expenses	(*)

Total expenses	$(*)

(*) The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of common stock

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

In accordance with our amended and restated bylaws, we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits.

A list of exhibits filed with this registration statement is set forth on the Exhibit Index following the signature pages and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)       The undersigned registrant hereby undertakes that:

(1)        for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)        for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on October 16, 2012.

ACADIA HEALTHCARE COMPANY, INC.

By:	/s/ Joey A. Jacobs
Joey A. Jacobs Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher L. Howard and Reeve B. Waud, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement and to sign any and all registration statements relating to the same offering of common stock as this registration statement, including any registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joey A. Jacobs Joey A. Jacobs	Chairman of the Board, and Chief Executive Officer (Principal Executive Officer)	October 16, 2012

/s/ David M. Duckworth	Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2012
David M. Duckworth

/s/ Bruce A. Shear	Executive Vice Chairman and Director	October 16, 2012
Bruce A. Shear

/s/ Reeve B. Waud	Director	October 16, 2012
Reeve B. Waud

/s/ William F. Grieco	Director	October 16, 2012
William F. Grieco

/s/ Wade D. Miquelon	Director	October 16, 2012
Wade D. Miquelon

/s/ Matthew A. London	Director	October 16, 2012
Matthew A. London

/s/ Matthew W. Clary	Director	October 16, 2012
Matthew W. Clary

/s/ David O. Neighbours	Director	October 16, 2012
David O. Neighbours

/s/ Christopher J. Graber	Director	October 16, 2012
Christopher J. Graber

/s/ Bradley M. Eckmann	Director	October 16, 2012
Bradley M. Eckmann

/s/ Eric S. Gordon	Director	October 16, 2012
Eric S. Gordon

EXHIBIT INDEX

Exhibit Number	Description of Document

1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Acadia Healthcare Company, Inc., as filed on October 28, 2011 with the Secretary of State of the State of Delaware. (1)

3.2	Amended and Restated Bylaws of Acadia Healthcare Company, Inc. (1)

4.1	Specimen of Acadia Healthcare Company, Inc. Common Stock Certificate. (2)

4.2	Stockholders Agreement, dated November 1, 2011, by and among Acadia Healthcare Company, Inc. and certain stockholders party thereto. (1)

4.3	Amended and Restated Registration Rights Agreement, dated April 1, 2011, by and among Acadia Healthcare Holdings, LLC and the other persons party thereto. (2)

5**	Opinion of Waller Lansden Dortch & Davis, LLP

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

24**	Power of Attorney (included on the signature page)

*To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein

**Filed herewith

(1) Incorporated by reference to Acadia Healthcare Company, Inc.’s Current Report on Form 8-K, filed with the SEC on November 1, 2011 (File No. 001-35331).

(2) Incorporated by reference to Acadia Healthcare Company, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-175523), originally filed with the SEC on November 23, 2011.